Exhibit 99.1

Media and Investor Contact: Jonae R. Barnes Vice President Investor Relations and Corporate Communications jonae.barnes@agenusbio.com 617-818-2985

Agenus Announces $6.5 Million Registered Direct At the Market Offering

LEXINGTON, Mass. – September 18, 2013 – Agenus Inc. (Nasdaq: AGEN) today announced that it has received commitments from institutional investors to purchase an aggregate of approximately $6.5 million of its common stock at the market.

Agenus entered into a definitive purchase agreement with these investors pursuant to which it agreed to sell an aggregate of 2,166,667 shares of its common stock and warrants to purchase up to approximately 650,000 additional shares of its common stock. Each unit, consisting of one share of common stock and a warrant to purchase 0.3 of a share of common stock, will be sold for a purchase price of $3.00. The warrants to purchase additional shares will be exercisable at a price of $3.75 per share beginning six months following issuance and will expire five years from the date on which the warrants are initially exercisable. The closing of the offering is expected to take place on or about September 23, 2013, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co., LLC acted as exclusive placement agent in connection with the offering.

A shelf registration statement (File No. 333-185657) relating to the shares issued in the offering has been filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A prospectus supplement relating to the offering will be filed by Agenus with the SEC. Copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at http://www.sec.gov, from request at H.C. Wainwright & Co., LLC by e-mailing placements@hcwco.com, or from Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Agenus in this offering. There shall not be any offer, solicitation of an offer to buy, or sale of securities in any state or jurisdiction in which such an offering, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offering will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

About Agenus

Agenus Inc. is a biotechnology company working to develop treatments for cancers and infectious diseases. The company is focused on immunotherapeutic products based on strong platform technologies with multiple product candidates advancing through the clinic, including several product candidates that have advanced into late-stage clinical trials through corporate partners. Between Agenus and its partners, 23 programs are in clinical development.

Additional Information

Statements made in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, but not limited to, the amount Agenus expects to receive from the offering and the timing for the closing of the offering. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “should,” “expect,” “anticipate,” “estimate,” “continue,” or comparable terminology. Such forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which Agenus cannot predict with accuracy and some of which Agenus might not even anticipate, and involve factors that may cause actual results to differ materially from those projected or suggested. These risks and uncertainties include, among others, the factors described under the Risk Factors section of Agenus’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, which was filed with the SEC on August 9, 2013. Agenus cautions investors not to place considerable reliance on the forward-looking statements contained in this release. These statements speak only as of the date of this press release, and Agenus undertakes no obligation to update or revise the statements.